Exhibit 10.26

Xinda Strategic Investment Agreement on 300,000-ton Bio-Composite Project and Additive Manufacturing Used Composites (3D Printing Materials) Project (the "Agreement")

Party A: Shunqing Government, Nanchong City
Party B: Sichuan Xinda Enterprise Group Company Limited
Party C: Nanchong People's Government

For the purpose of making full use of their respective advantages and promoting mutual development, and based on the principle of equality, mutual benefit and co-development, and through friendly negotiations, Party A, Party B and Party C hereby enter into this Agreement with respect to 300,000-ton bi-composite project and additive manufacturing used composites (3D printing materials) project by Party B in Yinghua Industrial Zone of Party A.

Article 1 Project Description

Party B intends to invest in the 300,000-ton bi-composite project and additive manufacturing used composites (3D printing materials) project in Yinghua Industrial Zone of Party A. The project information is as follows:

1.1	300,000-ton Bio-Composite project ("Biological Project")
1.1.1 Name of the Project: Xinda 300,000-ton Bio-Composite Project
1.1.2 Address: Nanchong Shunqing Yinghua Industrial Zone
1.1.3 Project Land: about 215 mu (1 mu =0.0667 hectares), subject to the actually granted land surface.
1.1.4 Project description: construction of a biological composite material manufacturing base(with 45 full-automatic production lines) and accessory facilities
1.1.5 Investment: the total investment shall be RMB 2,200,000,000 (unless otherwise stipulated, the currency used herein shall be RMB), including the fixed assets investment of not less than RMB 1,750,000,000, and the working capital of about RMB 450,000,000.
1.1.6 Construction Period: the construction period shall be 19 months, which shall be completed in one phase.

1.1	Additive Manufacturing Used Composites (3D Printing Materials) Project ("3D Project")
1.2.1 Name of the Project: Additive Manufacturing Used Composites (3D Printing Materials) Project
1.2.2 Address: Nanchong Shunqing Yinghua Industrial Zone
1.2.3 Project Land: the project land shall be about 37.5 mu (1 mu =0.0667 hectares), subject to the actually granted land surface.
1.2.4 Project description: construction of an additive manufacturing used composites (3D printing materials) project base (introduction of world-leading wire and powder production lines),
1.2.5 Investment: the total investment shall be RMB 300,000,000, including the fixed assets investment of not less than RMB 250,000,000, and the working capital of about RMB 50,000,000.
1.2.6 Construction Period: the construction period shall be 19 months, which shall be completed in one phase.

Article 2 Project Land

2.1
Land Granting Method: Party A shall cooperate with the municipal land resources bureau in granting the land through industrial land action, and Party B shall obtain such land following the land action procedure. The land grant fee shall be paid in one installment.

2.2
The project land shall be used for construction of the bio-composite material manufacturing base contemplated hereunder, subject to the approved land purpose and construction requirements. Party B shall conduct manufacturing activities pursuant to this Agreement after the project is constructed and put into operation, without changing the business scope or the land purpose.

Article 3 Rights and Obligations of Party A and Party C

3.1 Land Supply

Party A shall cooperate with the municipal land resources bureau in completing the land action and granting procedure, assist Party B in obtaining the National Land Use Right Certificate within 30 days after being granted the land, and deliver the land to Party B in accordance with the National Land Use Right Grant Contract.

3.2	Preferential Policy

3.2.1
Tax policies. Party A and Party C shall allow the project hereunder to enjoy the tax preferential treatment applicable to China western development programs and provincial, municipal, district and industrial zones of Sichuan.

3.2.2
Charges and fees policies. Party A and Party C shall allow the project hereunder to enjoy the relevant charges and fees policies in accordance with the Opinion of Nanchong People's Government on Further Regulating the Preferential Policies for Investment Promotion in Industrial Zone (Nanfufa (2012)No. 75).

3.2.3	Project Services

3.2.3.1
Party A and Party C will endeavor to classify this Project as a key project at national and provincial level, and provide, at the cost of Party B, the full service in the course of procedure handling and project construction.

3.2.3.2 Party A shall facilitate and arrange on a timely basis nursery-enrollment and schooling for Party B's employees' children.

3.2.3.3 Party A shall assist Party B in handling the relationship with competent authorities and the surrounding towns, villages and farmers, dealing with disputes and maintaining the normal production order of Party B.

3.3	Construction Conditions

Party A undertakes to provide necessary temporary power, water and access to construction site during the construction period according to the land grant notice.

3.4	Protection of Rights and Interests

Party A shall protect according to laws the personal, property safety and other rights and interests of Party B and its staff in Nanchong Shunqing.

3.5	Performance Supervision

Party A shall have the right to supervise the performance by Party B from time to time.

Article 4 Rights and Obligations of Party B

4.1 Design Approval and Construction

After being granted the project land hereunder, Party B shall prepare the construction design (provided that the layout shall be submitted to Party A) and engage qualified construction staff for the project. All the documents related to the construction, design and builder qualification shall be approved by or registered with the competent authorities.

The overall construction site design, planning and design program and working plan shall be subject to the approval procedure after being reviewed by Party A.

4.2 Talent Introduction

Party B shall establish an industry technology research institute in Nanchong manufacturing site, which shall be mainly composed of personnel with doctor degree and supplemented by personnel with master degree. After establishment of such research institute, Party B shall have at least 500 senior and medium level management personnel and R&D personnel in Nanchong base.

4.3 Establishment of Enterprise and Tax payment

4.3.1 Establishment of an enterprise. Party B undertakes to establish a manufacturing enterprise with independent legal person status in Shunqing, Nanchong, and carries out registration procedure and engage in the construction, operation, manufacturing, exportation and domestic distribution activities as an independent legal person for the purpose of the project hereunder.

4.3.2 Tax. Party B undertakes that the project shall be fully operational in 2020 as scheduled and shall realize an annual sales income of not less than RMB 5,000,000,000, and annual overall tax payment of not less than RMB 100,000,000 (except in case of force majeure event).

4.4 Environment Protection

Party B shall conduct the construction project under this Agreement in compliance with the national standards concerning waste water, exhaust gas, noise, solid waste emissions for correspondent functional zones. Party B shall solely be responsible for waste disposal and ensure that the "Three Wastes" emission shall be compliant and carry out the prevention and control of water loss and soil erosion.

4.5 Security Guarantee

Party B shall implement the security assessment based on the Three Simultaneities system and carry out the high-quality construction and safety production and shall be fully liable for any quality or security incidents.

4.6 Labor

Party B shall undertake to recruit any non-technical workers in priority from the local labor market under the same conditions.

4.7  Coordination

Party A shall be entitled to supervise Party B in its construction and Party B shall have the obligation to submit to Party A any construction or performance materials and statements as required by Party A.

Article 5 Co-Responsibility

5.1  Confidentiality. Unless otherwise required by laws, government or stock exchanges, each Party shall strictly keep confidential the content of this Agreement and all the information or materials of the other Parties obtained in the performance of this Agreement and shall not disclose or provide to any other persons without the prior written notice of the other Parties, or use such information or materials for any purpose other than those provided herein.

5.2  Good Faith. This Agreement shall be binding upon all the Parties upon execution. Each Party shall perform its obligations hereunder based on the principle of "honoring contract and having good faith".

Article 6 Other Provisions

6.1 This Agreement is a tri-party strategic investment agreement. All the parties will negotiate for any issues not provided for herein.

6.2 This Agreement shall come into effect upon execution by the legal/authorized representative of each Party with the common seal affixed thereto.

6.3 This Agreement is executed in six counterparts and each Party shall keep two.

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(Signature page to Xinda Strategic Investment Agreement on 300,000-ton Bio-Composite Project and Additive Manufacturing Used Composites (3D Printing Materials) Project)

IN WITNESS HEREOF, the following three Parties have signed the Agreement:

Party A: Shunqing Government, Nanchong City (Seal)
Signed by Legal Representative or Authorized Representative: (signature)

Party B: Sichuan Enterprise Group Company Limited (Seal)
Signed by Legal Representative or Authorized Representative:  (signature)

Party C: Nanchong People's Government (Seal)
Signed by Legal Representative or Authorized Representative:  (signature)

Date of execution: December 12, 2016